Exhibit 99.2

Banc One Credit Card Master Trust

Trust Allocation Report

Distribution Date of:		17-Mar-03
Determined as of:		11-Mar-03
For Monthly Period Ending:		28-Feb-03
Days in Interest Period (30/360)		30
Days in Interest Period (Act/360)		27

Ending Pool Balance
Principal		2,701,563,752.75
Finance Charge		82,368,237.42

Total		2,783,931,990.17

Seller's Interest Test
Ending Portfolio Principal Balance		2,701,563,752.75
Trust EFA		0.00

Receivables + EFA		2,701,563,752.75

Trust Invested Amount		1,266,475,755.81
Trust PFA		418,500,000.00

Trust Adjusted Invested Amount		847,975,755.81

Seller's Participation Amount (with EFA)		1,853,587,996.94
Seller's Participation Amount (w/o EFA)		1,853,587,996.94
Seller's Interest Percentage		68.61%

Required Seller's Interest Percentage		5.00%
Required Seller's Interest		135,078,187.64

Required Principal Balance Test
Ending Portfolio Principal Balance		2,701,563,752.75
Required Principal Balance		2,450,000,000.00

Net Excess/Deficit		251,563,752.75

EFA
Beginning Excess Funding Account Balance		0.00
Required Excess Funding Account Deposit		0.00
Excess Funding Account Withdrawal		0.00

Shared Principal Collections
Series 1996-A		4,844,534.73
Series 1997-1		0.00
Series 1997-2		0.00

Delinquent Accounts
30–59 days	1.82%	50,717,568.35
60–89 days	1.28%	35,585,884.91
90 days +	2.56%	71,177,891.96
Total 30 days +	5.66%	157,481,345.22

Miscellaneous
Gross Credit Losses	7.93%	18,081,411.98
Net Credit Losses	7.34%	16,738,702.52
Discount Option Receivables		0.00
Discount Percentage		0.00%
Finance Charges Billed		32,176,279.96
Fees Billed		5,000,387.50
Interchange		5,534,421.00
Interest Earned on Collection Account		32,608.73